Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Jerry A. Newby, President and Chief Executive Officer of Alfa Corporation and Stephen G. Rutledge, Chief Financial Officer of Alfa Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Quarterly Report on Form 10-Q of Alfa Corporation (the “Company”) for the period ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jerry A. Newby
Jerry A. Newby
President and Chief Executive Officer

/s/ Stephen G. Rutledge
Stephen G. Rutledge
Chief Financial Officer

November 8, 2007